Exhibit 16
Arthur Andersen LLP
Suite 601 1221 West Idaho P.O. Box 7787 Boise ID 83707-1787
Tel 208 345 0937 Fax 208 3450867
www.andersen.com

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

April 19, 2002

Dear Ladies and Gentlemen:

We have read Item 4 included in the Form 8-K dated April 19, 2002, of Boise Cascade Corporation filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

/s/ ARTHUR ANDERSEN LLP

Copies to:

Mr. Theodore Crumley, Senior Vice President and Chief Financial Officer -- Boise Cascade Corporation

Karen Gowland, Vice President, Associate General Counsel and Corporate Secretary -- Boise Cascade Corporation